UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2023

RICEBRAN TECHNOLOGIES
(Exact Name of registrant as specified in its charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25420 Kuykendahl Rd., Suite B300 Tomball, TX		77375
(Address of principal executive offices)		(Zip Code)
(281) 675-2421
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	RIBT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2023, RiceBran Technologies (the “Company”) and Stabil Nutrition, LLC, a Missouri limited liability company (“Stabil”), entered into that certain Asset Purchase Agreement (the “Agreement”), and pursuant to the Agreement, and subject to the terms and conditions therein, the Company sold and Stabil acquired assets exclusively related to the Company’s production of stabilized rice bran and processing of stabilized rice bran into stabilized rice bran derivatives at its facilities located in West Sacramento, California, Mermentau, Louisiana, Lake Charles, Louisiana and Dillon, Montana (the “Business” and the transaction, the “Transaction”).

Stabil acquired the Purchased Assets (as defined in the Agreement), which include, but are not limited to, all of the tangible and intangible assets, real properties leased and/or owned by the Company located in Louisiana, Montana and California, intellectual property, books and records and rights of every kind and nature and wherever located that exclusively relate to, or are exclusively used or held for the operation of and the use in connection with, the Business (other than excluded assets, including all accounts receivable) for total consideration of approximately $3.5 million, consisting of $1.8 million in cash and the assumption of $1.7 million of the Company’s real estate lease obligations on two operating facilities.

In connection with the Transaction, the Company obtained certain consents and waivers from its financing providers to enter into the Agreement and the Transaction contemplated thereby and releases with respect to security interests in the Purchased Assets. Such consents, waivers and releases include those contemplated by the letter agreement, dated as of June 23, 2023 (the “Letter Agreement”), by the Company d/b/a RiceBran Technologies, Inc. and its subsidiaries Golden Ridge Rice Mill, Inc. and MGI Grain Incorporated, collectively (i) as seller (“Seller”) under that certain agreement for Purchase and Sale, dated as of October 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Factoring Agreement”) by and among Seller and Continental Republic Capital, LLC d/b/a Republic Business Credit, a Louisiana limited liability company (successor by merger to Republic Business Credit, LLC, “Republic”), as purchaser, and (ii) as borrowers (“Borrowers”) under that certain Secured Promissory Note made by Borrowers in favor of Republic, as holder, dated January 12, 2023, together with the agreements, documents and instruments ancillary thereto (the “Promissory Note”), and acknowledged and consented to by Republic. The Letter Agreement provides for, among other things, (A) in connection with the Factoring Agreement and the Promissory Note, Republic’s consent to the Company’s entry into the Agreement and the Transaction, (B) Republic’s waiver of any breach, default, event of default or right of termination under the Factoring Agreement or the Promissory Note that may arise or result from the Company’s entry into the Agreement and the Transaction and (C) Republic’s agreement to execute and deliver customary release and termination documentation with respect to any of the security interests, liens and other encumbrances in connection with the Factoring Agreement or the Promissory Note that Republic has or may have on the Purchased Assets. In consideration of Republic’s consent to the Agreement and the Transaction and the release of Republic’s security interests in and liens on the Purchased Assets, the Company paid $450,000 to Republic to be applied to the Principal Amount (as defined in the Promissory Note) out of cash consideration received by the Company pursuant to the Agreement. The foregoing description of the Letter Agreement is a summary and is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Transaction was completed on June 23, 2023. In connection with the Transaction, Stabil has assumed certain liabilities associated with the Purchased Assets and the operation of the Business on or after the Closing Date (as defined in the Agreement). The Purchased Assets were sold on an “as-is where-is” basis, and the Company and Stabil made customary representations and warranties, and agreed to certain customary covenants, in the Agreement. Subject to certain exceptions and limitations, each party has agreed to indemnify the other for losses resulting from, relating to or arising out of (a) breaches of covenants and (b)(i) in the case of Stabil, assumed liabilities, and (b)(ii) in the case of the Company, excluded assets and excluded liabilities. The Company does not have any indemnification obligations with respect to its representations and warranties. In addition, the Agreement permits, but does not require, Stabil to make offers of employment to employees of the Company providing services primarily related to the Business on the terms set forth in the Agreement. Any employees who accept such an offer of employment will commence employment with Stabil on or after the Closing Date.

The Purchased Assets were sold and transferred to Stabil by means of (i) a certain assignment agreement relating to the Purchased Assets attached to the Agreement as Exhibit A and (ii) a certain IP assignment agreement attached to the Agreement as Exhibit B relating to the intellectual property to be transferred as part of the Purchased Assets.

The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 26, 2023, the Company issued a press release in connection with the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01	Financial Statements and Exhibits.

(b)         Pro Forma Financial Information

Filed as Exhibit 99.2 to this Current Report on Form 8-K, and incorporated herein by reference, are the unaudited pro forma consolidated balance sheet as of March 31, 2023 (derived from the Company’s condensed consolidated balance sheet as of March 31, 2023 contained in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023) and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022. The unaudited pro forma condensed consolidated statements of operations have been prepared to give effect to the sale of the Business as if the sale had occurred on January 1, 2022. The unaudited pro forma condensed consolidated balance sheet was prepared to give effect to the sale of the Business as if it had occurred on March 31, 2023. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to represent what the Company’s consolidated results of operations or financial position would have been had the sale occurred on the dates indicated or to project the Company’s consolidated financial position as of any future date or the Company’s consolidated results of operations for any future period.

(d)         Exhibits

Exhibit Number	Description
2.1*	Asset Purchase Agreement between RiceBran Technologies and Stabil Nutrition, LLC, dated as of June 23, 2023
10.1
Letter Agreement between RiceBran Technologies and its subsidiaries Golden Ridge Rice Mill, Inc. and MGI Grain Incorporated and Continental Republic Capital, LLC d/b/a Republic Business Credit, dated as of June 23, 2023

99.1	Press Release, dated June 26, 2023, of RiceBran Technologies
99.2	RiceBran Technologies Unaudited Pro Forma Condensed Consolidated Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: June 28, 2023	By:	/s/ William J. Keneally
	Name:	William J. Keneally
	Title:	Interim Chief Financial Officer and Secretary